Exhibit 10.2

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
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PEOPLE OF THE STATE OF NEW YORK, by
ELIOT SPITZER, ATTORNEY GENERAL OF THE
STATE OF NEW YORK,

                  Plaintiffs,                     Index No.     99-Civ-4951(CPS)

              -against-                           STIPULATED ORDER ON
                                                   CONSENT
DELTA FUNDING CORPORATION and DELTA
FINANCIAL CORPORATION,

                  Defendants.
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            This  Stipulated  Order on Consent (the  "Order") is entered into by and between plaintiffs THE PEOPLE OF THE STATE OF NEW YORK, by ELIOT SPITZER, ATTORNEY GENERAL OF THE STATE OF NEW YORK ("the OAG"), and defendants DELTA FUNDING CORPORATION and DELTA FINANCIAL CORPORATION (collectively, "Delta").
            WHEREAS, the OAG commenced, through the filing of a complaint, the above- captioned lawsuit in the United States District Court for the Eastern District of New York, seeking injunctive and monetary relief for Delta's alleged violations of the Real Estate Settlement Procedures Act, 12 U.S.C. ss.ss. 2601 ET SEQ. ("RESPA"), the Home Ownership and Equity Protection Act, 15 U.S.C. ss.ss. 1635 & 1639, ET SEQ. ("HOEPA"), the Truth in Lending Act, 15 U.S.C. ss.ss. 1601, ET SEQ. ("TILA"), the Equal Credit Opportunity Act, 15 U.S.C. ss.ss. 1691, ET SEQ. ("ECOA"), New York State Human Rights Law (Executive Law ss. 296-a) and Executive Law ss.63(12); and
            WHEREAS, Delta has denied any wrongdoing or liability in this action; and

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            WHEREAS,  the OAG and Delta  desire to avoid  incurring  any further time, costs and expenses and the uncertainty of litigation and seek to fully and finally resolve all matters embraced in this action as between the OAG and Delta without resort to further litigation; and
            WHEREAS, in consideration, INTER ALIA, for entering into this Order, Delta has established a "Remediation Fund" and an "Ameliorioration Fund," administered in accordance with specific terms set forth in a separate "Remediation Agreement" entered into between Delta and the New York State Banking Department ("the Department") and dated as of September 17, 1999; and
            WHEREAS, in consideration of the covenants and undertakings set forth herein and intending to be legally bound thereby, the OAG and Delta, and each of them, agree to the terms of this Order;
            NOW THEREFORE, it is hereby Ordered, Adjudged and Decreed during the term of this Order as follows:

                                   DEFINITIONS

            I. As used throughout this Order, the following terms shall have the following meanings:
            A. The term "Court" shall mean the United States District Court for the Eastern District of New York that shall have jurisdiction over this Order and the parties to this Order pursuant to Paragraph VIII.K, below.
            B. The term "date of this Order" shall mean the date this Order is fully executed by the parties.
            C. The use of the singular form of any word includes the plural and vice versa.

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            D. The "term of this  Order"  shall  mean a period  of time  running three years from the date of this Order.

                               PROSPECTIVE RELIEF

            During the term of this Order, Delta shall be and hereby is enjoined as follows:
      II. Delta, its directors, officers and employees, and any successor in interest shall refrain from engaging in any act or practice that discriminates on the basis of the racial or ethnic composition of the area in which the borrower resides as prohibited by Executive Law ss. 296-a, the Fair Housing Act, 12 U.S.C. ss. 3601, ET SEQ. ("FHA"), and ECOA.
      III. Delta shall not pay from the proceeds of a mortgage loan any borrower-paid mortgage broker fee in an amount not reasonably related to the value of goods and facilities provided and services performed. Nothing in this Order shall be deemed to be inconsistent with this provision.
      IV. Delta shall not close and fund mortgage loans in which the broker fee is in excess of an amount reasonably related to the value of goods and facilities provided and services performed.
      V. Delta shall not underwrite a HOEPA Loan (defined below) without regard to the ability of the borrower to repay such loan. In particular, Delta shall comply with the compliance undertakings set forth in Paragraph VI, hereof.
      VI.   Delta  shall   implement  the   undertakings   described  in  this
Paragraph VI within 45 days following the date of this Order.
           H. Definitions: As used in this Paragraph VI, the following terms shall have the following meanings:

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                  1. The term "loan" shall mean a  transaction  secured by a 1-4 family, owner-occupied property that meets the definition of: (i) "credit" as that term is used and defined by 15 U.S.C. ss. 169la and regulations promulgated thereunder; (ii) "federally related mortgage loan" as that term is used and defined by 12 U.S.C. ss. 2602 and regulations promulgated thereunder; and/or
(iii) extension or provision of "credit' as that term is used and defined by New York Executive Law ss.296-a.
                  2. The term "HOEPA Loan" shall mean any loan which meets the definition in 15 U.S.C. ss. 1602(aa) and regulations promulgated thereunder.
                  3. The terms "close" or "closing" or "closed" when used in relation to a loan shall mean the date on which the loan transaction is "consummated" as defined in 12 C.F.R. ss. 226.2(a)(13).
                  4. The term "mortgage broker" shall mean a person defined as such in 24 C.F.R. ss. 3500.2.
                  5. The term "par" when used in relation to the interest rate on a loan shall mean the interest rate at which Delta will grant a loan to a given borrower without charging discount points or paying a "yield spread premium."
                  6. The term "yield spread premium" shall mean a fee paid by Delta to a mortgage broker, computed by reference to the interest rate, incident to a loan in which the interest rate is above par.
                  [7-10:      Reserved]

          I.    Compliance Measures
      During the term of this Order, solely with respect to loans originated during the term of this Order (except with respect to Subparagraph B.12, which shall apply to all HOEPA Loans), Delta will conduct its lending operations as follows:

                 PRACTICES RELATED TO POST-DEFAULT INTEREST:

                  11. Delta shall not extend or otherwise fund any HOEPA Loan which provides for an "increase in the interest rate after default" as set forth in 12 C.F.R. ss.

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226.32(d)(4) ("Post-Default Interest").
                  12. Delta shall not collect Post-Default Interest on any HOEPA Loan.

                  PRACTICES RELATED TO HOEPA:

                  13. Delta shall not engage in a pattern or practice of extending or otherwise funding HOEPA Loans based on the borrowers' collateral without regard to the borrowers' repayment ability, including the borrowers' current and expected income, current obligations, and employment.
                  14. Delta shall not extend or otherwise fund any HOEPA Loan that contains any one of the following characteristics (hereinafter, "Repayment Warning Signs"), unless there exists a HOEPA Justification (defined below) or a Special HOEPA Justification (defined below):
                        (i) The HOEPA Loan repays a previous loan (whether or not originated by Delta); the borrower's total monthly obligations increase by more than five (5) percent; and, on the date the new HOEPA loan closed, the borrower was 60 days or more delinquent in payments of principal or interest on the previous loan. (For the purposes of this Paragraph, "60 days or more delinquent" shall mean an instance in which a borrower is a total of 60 calendar days or more late in making any payment of principal or interest required to date by that borrower's loan. For the purposes of this definition, each payment made by the borrower is assumed to be in satisfaction of the oldest outstanding payment. Thus, for example, where a borrower is required to make a $1,000 payment on the first day of each month, and makes a $1,000 payment on the first day of the first, third and fifth months, on the first day of the sixth month, the borrower, having missed two payments, will be 60 days or more delinquent.)
                        (ii)   After   subtracting   the  borrower's   monthly
payments  on the

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  HOEPA Loan from the  borrower's  total  monthly  income,  the borrower is left monthly residual income that is less than 105% of the U.S. Department of Veterans Affairs' residual income limits for the applicable region.
                        (iii) The borrower's debt to income ratio exceeds
50%.
                  15. A HOEPA Loan which contains one or more of the above Repayment Warning Signs will not violate Paragraph VI.B.14 if Delta documents in the loan file the existence of one or more of the justifications set forth in Subparagraph F, below (hereinafter, "HOEPA Justifications"). A HOEPA Loan which contains one or more of the above Repayment Warning Signs and does not contain a HOEPA Justification nonetheless will not violate Paragraph VI.B.14 if the Department determines that the loan is in compliance with applicable law, as set forth in the Remediation Agreement entered into by Delta and the Department (a "Special HOEPA Justification"). The Department will determine whether a loan is in compliance with applicable law within two days of receipt of Delta's request for such a determination. If during the term of this Order the OAG concludes, after appropriate and timely consultation with the Department, that Delta is obtaining Special HOEPA Justifications that constitute a pattern or practice of violations of HOEPA, the OAG may seek any and all appropriate relief from the Court.
                  16. Whenever Delta makes any HOEPA loan that does NOT contain one or more of the Repayment Warning Signs, Delta shall maintain either electronically or in the loan file information regarding: (i) the borrower's monthly debt payments under the prior loan; (ii) the borrower's past payment history, to the extent available; (iii) the borrower's monthly income; and (iv) the borrower's other outstanding monthly debts or obligations, if any.
                  17.  Whenever  Delta makes any loan which contains a Repayment

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Warning Sign, Delta shall state in the loan file the Repayment Warning Sign, and the HOEPA Justification or Special HOEPA Justification that exists, with documentation sufficient to demonstrate the existence of the HOEPA Justification or Special HOEPA Justification, as applicable. Such documentation shall include, with respect to HOEPA Justifications, documentation set forth in Subparagraph F or such other documentation as may be necessary to establish the existence of the HOEPA justification.
                  18.    [Reserved]

                  PRACTICES RELATED TO ECOA:

                  19. Delta shall not extend or otherwise fund loans that will have a negative financial impact upon the borrower which violates ECOA or
Section 296-a of the New York Executive Law.
                  20. Delta shall not extend or otherwise fund any loan that contains any of the following characteristics (hereinafter, "ECOA Characteristic"), unless there exists an ECOA Justification (defined below) or a Special ECOA Justification (defined below):
                        (i)    After   subtracting   the  borrower's   monthly
payments on the loan in question from the borrower's total monthly income, the borrower is left with monthly residual income that is less than 105% of the U.S. Department of Veterans Affairs' residual income limits for the applicable region.
                        (ii) The loan in question ("new loan") repays a previous loan (whether or not originated by Delta); the borrower's monthly payments necessary to service the new loan (including both repayment of principal and payment of interest) exceed the borrower's "previous monthly payments;" and, the increase in monthly payments exceeds 2.5 percent of the "new funds" which the borrower obtained from the new loan. For the purposes of this Order,

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  the term "previous  monthly   payments"  shall  include  the  monthly  payment
(as revealed on the borrower's credit report or, in the absence of such information, the minimum monthly payment imputed based on customary underwriting standards) on all loans and other debts retired by the new loan. The term "new funds" shall mean the total principal amount of the new loan, less (1) the outstanding principal balance of any mortgage debt, installment debt, or credit card debt that had recurring monthly payments and was retired by the new loan,
(2) any borrower-paid closing costs disclosed on the HUD-1 Settlement Statement, whether paid directly by the borrower or indirectly out of the principal of the new loan, including but not limited to borrower-paid broker fees, borrower-paid third-party charges such as title and appraisal fees and borrower-paid fees to Delta, (3) any late charges paid to Delta with respect to the mortgage loan retired by the new loan, (4) any prepayment penalties paid to Delta with respect to the mortgage loan retired by the new loan, and (5) any default interest
(I.E., interest in excess of the note rate) paid to Delta with respect to the mortgage loan retired by the new loan.
                        (iii) The new loan repays a previous loan which was also originated by Delta; the previous loan closed within 12 months of closing the new loan; incident to closing the new loan, Delta charges the borrower a prepayment penalty as defined in 12 C.F.R. ss. 226.18(k)(1); and (a) the interest rate on the new loan is NOT at least one full percentage point lower than the interest rate on the previous loan or (b) the "new funds" (as defined in SUBPARAGRAPH B.20(ii) above) provided by the new loan are less than 20% of the new loan.
                  21. A loan which contains one or more of the above ECOA Characteristics will not violate Paragraph VI.B.20 if Delta documents in the loan file the existence of one or more of the justifications set forth in Subparagraph G, below (hereinafter "ECOA Justifications"). A loan which contains one or more of the above ECOA Characteristics

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  and  does not  contain  an ECOA  Justification  nonetheless  will not  violate
Paragraph VI.B.20 if the Department determines that the loan is in compliance with applicable law as set forth in the Remediation Agreement entered into by Delta with the Department (a "Special ECOA Justification"). The Department will determine whether a loan is in compliance within two days of receipt of Delta's request for such a determination. If during the term of this Order the OAG concludes, after appropriate and timely consultation with the Department, that Delta is obtaining Special ECOA Justifications that constitute a pattern or practice of violations of ECOA, the OAG may seek any and all appropriate relief from the Court.
                  22. Whenever Delta makes any loan that does NOT contain one or more of the ECOA Characteristics, Delta shall maintain either electronically or in the loan file information regarding: (i) the borrower's previous monthly payments under the prior loan; (ii) the new funds obtained by the borrower;
(iii) the borrower's monthly income, and (iv) the borrower's other outstanding monthly debts or obligations, if any.
                  23.   Whenever  Delta  makes  any  loan   containing  an  ECOA
Characteristic,  Delta shall state in the loan file the ECOA Characteristic, and
the  ECOA  Justification  or  Special  ECOA  Justification  that  exists,   with
documentation sufficient to demonstrate the existence of the ECOA Justification or Special ECOA Justification. Such documentation shall include, with respect to ECOA Justifications,

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  documentation  set forth in Subparagraph G or such other  documentation as may be necessary to establish the existence of the ECOA Justification.
                  24. In the event that the OAG receives a complaint (a "Complaint") that any loan made by Delta after the date of this Order violated the provisions of Paragraphs VI.B.14-17 and/or VI.B.20-23, the OAG shall refer the Complaint to the Department, and the Department shall, pursuant to its general oversight authority, notify Delta of the Complaint and request Delta to respond thereto. Delta shall respond to the Complaint within the time period required by the Department; a copy of Delta's response shall be provided to the OAG. Delta shall provide a copy of the loan file for the loan that is the subject of any Complaint to the Department and/or the OAG within a reasonable period of time (but not longer than 30 days) following Delta's receipt of a written request from either of them. If the OAG is not satisfied, in the exercise of its reasonable discretion, with the Department's final resolution of any Complaint, the OAG may seek any and all appropriate relief from the Court. The OAG shall not, directly or indirectly, solicit any third party to make a Complaint regarding any loan made by Delta after the date of this Order. The foregoing sentence shall not be construed to in any way impede the ability of the OAG to engage in consumer education programs and/or to otherwise carry out its traditional functions.

                  PRACTICES RELATED TO RESPA:

                  25. Delta will not: (a) in violation of RESPA,  give any yield spread premium to any mortgage broker pursuant to any agreement or understanding, oral or otherwise, that business incident to or a part of a real estate settlement service involving a loan shall be referred to Delta; or (b) pay any yield spread premium on any HOEPA Loan.

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                  26. Delta will be deemed to be in  compliance  with  Paragraph
VI.B. 25(a) above with respect to a loan when, inter alia, either of the following two contentions (hereinafter the "RESPA Contentions") are true over any six month period in which such loan was closed: (i) in aggregate, total mortgage broker compensation on loans originated by Delta in which Delta paid yield spread premiums was not more than 5% higher than total mortgage broker compensation on similarly situated loans originated by Delta in which Delta did not pay yield spread premiums; or (ii) in aggregate, up-front broker fees charged to the borrower are 5% lower on loans originated by Delta in which Delta paid yield spread premiums than on similarly situated loans originated by Delta in which Delta did not pay yield spread premiums.

        J.  Income  Verification Procedures
                  27. Delta will verify the stability and adequacy of borrowers' income in accordance with generally accepted industry standards, including the
following  income  verification  practices,   where  applicable:
                        a) AUTOMATED VERIFICATION SERVICES: Subscribe to one or more of the various automated services that provide employment data on numerous companies in various regions throughout the country, such as "The Work # for Everyone" and/or "The VIE Mortgage Report".
                        b) ADDITIONAL VERIFICATION OF TAX RETURNS: Either IRS Form 4506 or one of two reporting services (National Tax Verification and Rapid Reporting) may be used by Delta to confirm the validity of tax returns.
                        c) RENTAL CONFIRMATION: Delta shall use, when applicable, 75% of the lesser of the following two numbers to determine rental income for underwriting purposes: (i) an amount equal to the rental income shown on the lease and/or rental affidavit, or

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(ii) an amount equal to 10% above the market rent reflected on the appraisal.
Delta may provide additional documentation such as rent receipts and tax returns, but not letters of explanation from the borrower, to document rental income. In addition to the foregoing, all leases submitted as evidence of rental income shall be examined against the borrower's signature on the closing documents to ensure they are genuine.
                        d) INCOME FROM "SIDE JOBS": Borrowers whose income is derived from "all cash" employment, or where a portion of their income (such as tips) is paid in "cash only," can have their income qualified through the use of a "job letter." This letter is to be signed by the borrower's employer, and set forth the length of time employed, the nature of the work and the borrower's rate of pay. In addition, this letter must also be countersigned by the borrower at or before the loan closing, effectively attesting to, and noting the borrower's acknowledgment with, the letter and its contents. In cases where either (i) a borrower is 60 days or more delinquent on an existing mortgage loan as defined by Paragraph VI.B.14(i) on the date the new loan closes, or (ii) as a result of the new loan, the borrower's total monthly obligations will increase, Delta shall verify by a telephone call with the borrower's employer any income verified through the use of a "job letter" and used to qualify the borrower for the new loan, and shall include a record of such telephone verification in the loan file.
              K. Miscellaneous
                  28. Notwithstanding anything to the contrary contained herein, Delta may revise the undertakings contained in Paragraph VI.C to conform to relevant changes in generally accepted underwriting standards with the written consent of the OAG (which consent shall not be unreasonably withheld). For purposes of this Paragraph, use of a procedure

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  authorized or approved by the Federal Housing  Administration,  the Department
of Veterans Affairs, Fannie Mae or Freddie Mac shall be deemed generally accepted underwriting standards.
                  29. The OAG and Delta shall meet periodically, and in no event less frequently than every six months, to determine whether additional HOEPA Justifications and/or ECOA Justifications should be added to this Order.
                  30.    Except as  otherwise  expressly  stated  herein,  for
purposes of this Order,  Delta may rely on  representations of fact made to it
by   borrowers,   other  than  any  such   representation   that  is  patently
unreasonable.
L.    [reserved]
M.    HOEPA Justifications & Supporting Documentation
                  (AA)  HOEPA JUSTIFICATION FOR MONTHLY OBLIGATION INCREASE
                  ON DELINQUENT LOANS (PARAGRAPH VI.B.14(I))
1. (a) Factor: Borrower has suffered a temporary reduction of income of more than 10 percent due to unique circumstances within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from the borrower or other evidence demonstrating that the temporary reduction of income was due to unique circumstances that no longer exist and that the borrower's income has resumed to at least 80 % of its prior level.
2. (a) Factor: Borrower has suffered a temporary loss of employment or employment income of more than 10 percent due to unique circumstances within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from the borrower or other evidence demonstrating that the temporary loss was due to "unique circumstances" that no longer exist and that the borrower's prior income has resumed

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to at least 80 % of its prior level.
3. (a) Factor: Borrower changes from self-employed to salaried employment where the new income is equal to or greater than the annual income when the borrower was self-employed, not to include those instances where salary is paid out of borrower's own company.
   (b)  Documentation:  Income and employment  documentation.
4. (a) Factor: Borrower had medical or health problems resulting in increased expenses of more than 10 percent within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from borrower and other evidence demonstrating that the medical problem was of a temporary nature and no longer requires a commitment of the borrower's funds.
5. (a) Factor: Borrower has suffered a temporary financial emergency that consumed more than 10 percent of the borrower's income stream and was due to unique circumstances within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from borrower and other evidence demonstrating that the temporary financial emergency was due to "unique circumstances" that no longer exist.
6. (a) Factor: Divorce judgment, separation agreement or similar division of financial responsibilities entered or agreed to within preceding 24 months.
   (b) Documentation: Copies of judgment, decree or agreement, together with income and employment documentation demonstrating ability to repay.
7. (a) Factor: Deed transfer that adds new borrower, so long as (i) the new borrower is a relative or resides at the property secured by the mortgage, and
(ii) after payment of the monthly mortgage payment, the new borrower's (or, in the case of co-borrowers that reside together as a

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family,  the  combined borrowers') income meets residual income requirements set forth under this Order.
   (b) Documentation: Income and employment documentation of new borrower demonstrating sufficient residual income after payment of the monthly mortgage payment.
8. (a) Factor: Mortgage loan includes new cosigner or other obligor, so long as (i) the new borrower is a relative or resides at the property secured by the mortgage, and (ii) after payment of the monthly mortgage payment, the new borrower's (or, in the case of co-borrowers that reside together as a family, the combined borrowers') income meets residual income requirements set forth under this Order.
   (b) Documentation: Income and employment documentation of new borrower demonstrating sufficient residual income after payment of the monthly mortgage payment.
9. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation and evidence of prior loan.

      (BB)        HOEPA JUSTIFICATION FOR RESIDUAL INCOME (PARAGRAPH
                  VI.B.14(II))

1. (a) Factor: A reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent," as defined in P. VI.B.14(i) of this Order) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.

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2. (a) Factor:  Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation and evidence of the
terms  and  monthly   payments  of  the  prior  loan.
3. (a)  Factor:   Total debt-to-income ratio  of  39%  or  less  and no "60-day delinquency" as defined in P.VI.B.14(i) of this Order.
   (b) Documentation:  Income and debt documentation.
4. (a) Factor: Mortgage proceeds to be used to add, repair, or renovate an income-producing unit provided that the borrower's residual income is 90% of the amount required by this Order.
   (b) Documentation: Income and employment documentation together with (i) contract with licensed contractor demonstrating that loan proceeds are sufficient to complete the job; (ii) documentation demonstrating anticipated market rent for the new unit; and (iii) evidence of at least two months of savings sufficient to allow the borrower to meet all monthly obligations.
5. (a) Factor: Documented financial emergency requiring significant commitment of funds.
   (b) Documentation: Documentation verifying the financial emergency.
6. (a) Factor: Ability to manage credit obligations as evidenced by borrower having been no more than 30 days delinquent on a prior mortgage within the preceding 12 months with less than 20% increase in monthly obligations.
   (b) Documentation:  Credit report and/or verification of mortgage.
7. (a) Factor: Mortgage proceeds  used  for  business  or  investment   purposes
provided

                                       16

that the borrower's residual income is 90% of the amount required by this Order.
    (b) Documentation: Income and employment documentation together with (i) purchase contract evidencing investment; and/or (ii) business plan.
8. (a) Factor: Mortgage proceeds to be used for education of borrower or person associated with borrower provided that the borrower's residual income is 90% of the amount required by this Order.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollment at an educational institution.

      (CC)        HOEPA JUSTIFICATION FOR DTI GREATER THAN 50%  (PARAGRAPH
                  VI.B.14(III))

1. (a) Factor: A reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent" as defined in P. VI.B.14(i) of this Order) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
2. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
3. (a) Factor: Mortgage proceeds to be used for business or investment purposes provided that the borrower's DTI ratio does not exceed 55%.
   (b) Documentation:  Income and employment  documentation together with (i)

                                       17


purchase  contract  evidencing  investment,  and/or (ii)  business  plan.
4. (a) Factor:  Mortgage   proceeds  to be used for  education  of  borrower  or
person associated with borrower provided that the borrower's DTI ratio does not exceed 55%.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollment at an educational institute.

            N.    ECOA JUSTIFICATIONS & SUPPORTING DOCUMENTATION
                  (AA) ECOA JUSTIFICATION FOR RESIDUAL INCOME(PARAGRAPH VI.B.20(I))

1. (a) Factor: A reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent" as defined in P. VI.B.14(i) of this Order) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
2. (a) Mortgage proceeds used to pay off balloon mortgage so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income  and  employment  documentation and evidence of the
terms  and  monthly   payments  of  the  prior  loan.
3. (a)  Factor:   Total debt-to-income  ratio  of  39%  or  less and no "60-day delinquency" as defined in P.VI.B.14(i) of this Order.
   (b) Documentation:  Income and debt documentation.
4. (a) Factor: Mortgage proceeds to be used to add, repair, or renovate an income-producing unit, provided that the borrower's residual income is 90% of the amount required by

                                       18


this Order.
   (b) Documentation:  Income  and  employment  documentation together with (i)
contract  with  licensed   contractor   demonstrating  that  loan  proceeds  are
sufficient to complete the job; (ii) documentation demonstrating anticipated market rent for the new unit; and (iii) evidence of at least two months of savings sufficient to allow the borrower to meet all monthly obligations.
5. (a) Factor: Documented financial emergency requiring significant commitment of funds.
   (b) Documentation: Documentation verifying the financial emergency.
6. (a) Factor: Ability to manage credit obligations as evidenced by borrower having been no more than 30 days delinquent on a prior mortgage within the preceding 12 months with less than 20% increase in monthly obligations.
   (b) Documentation:  Credit report and/or verification of mortgage.
7. (a) Factor: Mortgage proceeds  used  for   business  or  investment  purposes
provided that the borrower's residual income is 90% of the amount required by this Order.
   (b) Documentation: Income and employment documentation together with (i) purchase contract evidencing investment; and/or (ii) business plan.
8. (a) Factor: Mortgage proceeds used for education of borrower or person associated with borrower provided that the borrower's residual income is 90% of the amount required by this Order.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollmen at an educational institute.

                                       19


             (BB) ECOA JUSTIFICATION FOR MONTHLY OBLIGATIONS  INCREASING BY MORE
                  THAN 2.5% OF NEW FUNDS (PARAGRAPH VI.B.20(II)).

1. (a) Factor: New mortgage shortens term of old mortgage by 25% or more.
   (b) Documentation: Copy of note and/or verification of mortgage.
2. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as either (i) balloon mortgage is coming due within twelve months of the date of application for the mortgage loan, or (ii) less than one third of the term of the balloon mortgage remains outstanding.
   (b) Documentation: Income and employment documentation and evidence of prior loan.
3. (a) Factor:  New loan is fixed rate and old loan is adjustable rate.
   (b) Documentation:  Copy of note and/or  verification of mortgage.
4. (a) Factor: Mortgage proceeds used to prevent foreclosure when the borrower is 90 or more days delinquent.
   (b) Documentation: Credit report or verification of mortgage demonstrating that the borrower is 90 or more days delinquent.
5. (a) Factor: Mortgage proceeds used to pay off back real estate taxes that constitute a lien on the borrower's property.
   (b) Documentation:  Title report, tax search and/or tax bills.

           (CC)       ECOA JUSTIFICATION FOR PREPAYMENT PENALTY (PARAGRAPH
                      VI.B.20(III))
1. (a) Factor:  New mortgage shortens term of old mortgage by 25% or more
   (b) Documentation: Copy of note and/or verification of mortgage.

                                       20

                                   COMPLIANCE

      VII.
            A. ACCESS. Upon request(s) by the OAG, Delta shall promptly provide the OAG with such documents and/or other information (including copies of loan files) as are reasonably necessary for the OAG to determine, to a reasonable degree of statistical certainty, Delta's compliance with this Order. Delta reserves the right to challenge, in a motion on notice before the Court, the OAG's access to such documents and information on the grounds that such documents and/or information are not reasonably necessary for the OAG to determine, to a reasonable degree of statistical certainty, Delta's compliance with this Order.
            B. EXPERT. If an expert is retained to analyze the information and documents obtained pursuant to Paragraph VII.A, above, Delta shall pay all reasonable costs and fees of such expert to the extent that the expert is engaged in determining, to a reasonable degree of statistical certainty, Delta's compliance with the undertakings set forth in Paragraphs III, IV, VI.B.11, VI.B.12, VI.B.14-VI.B.17, VI.B.20-VI.B.23, VI.B.26 and VI.B.27 of this Order. Any report of such expert relating to the matters set forth in this paragraph shall automatically be admissible in evidence in any proceeding in this matter. Reports covering Delta's compliance with all other aspects of the Order shall be admissible in evidence in any proceeding in this matter to the full extent permitted by the Federal Rules of Evidence.
            C. DISPUTE RESOLUTION. If at any time, the OAG determines that Delta is engaged in a pattern and practice of violating the undertakings of this Order, or has not demonstrated the RESPA Contentions set forth in Paragraph VI.B.26 of this Order, the OAG shall provide written notice to Delta's undersigned counsel. The notice shall include: (i) the determination of violations; and (ii) any fact finding that supports the determination of

                                       21


violations. Following such notice, the parties shall meet and confer in an effort to resolve any dispute.

                        JURISDICTION AND OTHER PROVISIONS

      VIII.
            A. This Order shall remain in effect for a period of three years following the date of this Order, unless sooner stayed, modified, terminated, suspended or complied with in full, to the OAG's satisfaction, as signified in writing by the OAG.
            B. This Order, when fully executed and performed by Delta to the reasonable satisfaction of the OAG, will resolve all the issues between Delta and its affiliates (including, without limitation, Delta Financial Corporation), and the OAG respecting this Action.
            C. The entry into this Order shall not be deemed or construed to be an admission of, or evidence of, any violation of any statute, law or regulation or of any liability or wrongdoing or of the truth of any of the claims or allegations contained in the complaint and may not be used against Delta in any other action or proceeding. The OAG acknowledges and agrees that Delta's compliance with the terms and conditions of this Order constitute a "compelling business necessity" for purposes of any federal or state law prohibiting discrimination.
            D.    [reserved]
            E. Notwithstanding any provision in this Order to the contrary, the OAG may, in its sole discretion, grant written extensions of time to Delta to comply with any provision of this Order.
            F. This Order shall become effective upon the execution by all parties and entry by the court.

                                       22

            G. The signatories of this Order are duly authorized by their respective parties to enter into this Order.
            H. This Order may be executed in multiple counterparts, each of which shall be deemed a duplicate original.
            I. This Order shall bind the parties and their respective successors.
            J. This Order may be amended or modified only pursuant to a writing executed by all parties hereto and approved by the Court if requested by either party.
            K. The Court shall retain jurisdiction over the parties and of this matter for three years from the date of this Order. The Court shall retain the power to order all applicable equitable remedies to ensure compliance with this Order, including but not limited to contempt.
            L. The Court's jurisdiction in this action over the parties and this matter shall not be affected or diminished, in any way, by any agreement between a borrower and Delta requiring that disputes between the borrower and Delta be resolved though arbitration or some other alternative dispute resolution mechanism.
            M. This Order supersedes and renders null and void any and all prior undertakings or agreements, written or oral, between the OAG and the Delta regarding the subject matter hereof.
            N. The OAG and Delta hereby waive, and shall not have, any right to appeal any of the terms of this Order or in any other way to challenge the validity of any of the terms of this Order in any forum. Nothing herein shall preclude either party from contesting or appealing any other order relating to this Order and/or Action.

                                       23

            O. All of the terms of this Order are contractual and not merely recitals, and none may be modified or changed except by a writing signed by the OAG and Delta or their respective authorized legal counsel.
            P. If any of the provisions, terms or clauses of this Order are declared illegal, unenforceable, or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clause of this Order shall remain valid and binding on the OAG and Delta.
            Q. This Order shall inure to the benefit of and be binding upon the legal representatives and any successor agency or successor in interest of the OAG and Delta.
            R. The OAG and Delta may seek to enforce this Order, by motion before the Court, to the full extent of the law.
            S. Nothing in this Order is intended to confer any right, remedy, obligation or liability upon any person or entity other than the parties hereto and their respective successors.
            T. In the event of a dispute among the parties regarding any issue that arises under this Order, the parties shall seek in good faith to resolve the dispute among themselves before resorting to litigation.
            U. If, during the term of this Order, the OAG determines that Delta has engaged in a pattern and practice of violations of this Order, prior to seeking relief from the Court, the OAG shall (in addition to any other obligations under this Order), engage in appropriate and timely consultation with the Department and shall allow the Department reasonable opportunity to take appropriate regulatory action. Such consultation shall not unreasonably delay the OAG's ability to seek relief from the Court.

                                       24


            V.    All communications regarding this Order shall be sent to:
             Andrew G. Celli, Jr., Esq.        Thomas J. Noto, Esq.
             Chief, Civil Rights Bureau        Eugene R. Licker, Esq.
             Office of the Attorney General    Kirkpatrick & Lockhart
             120 Broadway                      LLP.
             New York, NY  10271               1251 Avenue of the
                                               Americas
                                               New York, NY  10020


            IN WITNESS WHEREOF, the OAG and Delta, intending to be legally bound hereby, have executed this Order on the date written below.

Dated: New York, New York
       September 17, 1999
                                          DELTA FUNDING CORPORATION
                                          1000 Woodbury Road
                                          Woodbury, NY 11797
                                          516-364-8500

                                          By: /S/ HUGH MILLER
                                              ----------------------
                                              HUGH MILLER
                                              President and CEO

                                          DELTA FINANCIAL CORPORATION
                                          1000 Woodbury Road
                                          Woodbury, NY 11797

                                          By: /S/ HUGH MILLER
                                              ----------------------
                                              HUGH MILLER
                                              President and CEO

                       [signatures continued on next page]

ELIOT SPITZER                             KIRKPATRICK & LOCKHART, LLP
Attorney General of the                   1251 Avenue of the Americas
   State of New York                      New York, New York 10020
120 Broadway                              (212) 536-3916
New York, New York 10271
(212) 416-8250

By: /S/ ANDREW G. CELLI, JR.              By: /S/ THOMAS J. NOTO
    ------------------------------            -------------------------
     ANDREW G. CELLI, JR (AGC-3598)            MICHAEL F. ARMSTRONG (MA-8572)
     Bureau Chief, Civil Rights                EUGENE LICKER (EL-0334)
                                               THOMAS J. NOTO (TN-9279)
     MARK G. PETERS (MP-9735)                  MELANIE L. HIBBS (MH-0154)
     Deputy Bureau Chief, Civil Rights
                                          STROOK & STROOK & LAVAN, LLP
                                          180 Maiden Lane
     TANYA WASHINGTON (TW-9312)           New York, New York 10038
     MARK FLEISCHER (MF-0493)             (212) 806-5546
     LISA LANDAU (LL-0519)
       Assistant Attorneys General        By: /S/ JOSEPH L. FORSTADT
                                              --------------------------
                                              ROBERT ABRAMS (RA-3744)
COUNSEL FOR THE OAG                           JOSEPH L. FORSTADT(JF-0398)

                                          COUNSEL FOR DELTA



SO ORDERED:             _______________________________
                              U.S.D.J.


                                       26